UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2006

ULURU INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 905-5145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including without limitation statements relating to the potential use of the adhesive film technology for vaginal delivery, the anticipated launch of the nanoparticle dressing in the second quarter 2007, the ability of the nanoparticle aggregate technology to effectively deliver growth factors to wounds, the Company’s plans to establish a sales and marketing organization to market the wound care products, the ability of the Company to out-license the various adhesive film technology applications, various potential uses of our product candidates, pre-clinical and clinical results for our potential products and comparisons against other therapies, the timing of the marketing of our approved products or our products for which we expect approval, anticipated clinical development projects and the timing of these projects, our ability to secure marketing partners, our ability and desire to out-license certain products, our ability to enter into licensing arrangements and the stage of discussions for such arrangements and our revenue projections for 2007. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. In addition to the statements identified above, forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors including, but not limited to the factors and risks detailed in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 and other reports filed by us with the Securities and Exchange Commission. Except as required by applicable laws, we undertake no obligation to update publicly and forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 8.01	Other Events

On December 6, 2006, ULURU Inc. (the "Company") entered into a Common Stock Purchase Agreement (the "Purchase Agreement") with certain institutional accredited investors (the "Investors"). At this time the Company is disclosing certain material non-public information concerning the Company’s operations.

TECHNOLOGY PLATFORMS

ULURU has two technology platforms, nanoparticle aggregates and adhesive film technology.

Nanoparticle Aggregates

The nanoparticle aggregate technology has significant opportunities in both drug delivery and numerous medical device applications. The initial focus of the Company is to develop this material as a wound dressing both with and without the delivery of active compounds. This wound dressing material has the ability to form an intimate dressing in situ and to control the release of active compounds over periods of up to 30 days to promote and accelerate wound healing. Active compounds that can be included in the wound care dressing include anti-bacterials, anti-microbials, hemostatic agents, analgesics, growth factors and tissue matrix materials such as collagen or hyaluronic acid. Without an active compound, the nanoparticle aggregate dressing seals the wound, creating a moist wound care environment which can be left in place for up to 30 days, significantly reducing the number of wound dressing changes. Importantly, the dressing does not require a secondary dressing.

Adhesive Film Technology

This technology has been developed to adhere to wet mucosal, gum and dental surfaces and control the delivery of an active over a predetermined period of time. The initial focus of the Company is the development of products for oral conditions including canker sores and oral pain, dental applications including tooth whitening, remineralization and de-sensitizing and as a transmucosal drug delivery device to deliver products for conditions such as pain, migraine and nausea and vomiting. By adjusting the composition of the backing layer the erosion of the disc can be controlled over a period of 30 minutes to 3 hours. Adjusting the ratio of hydrophobic to hydrophilic polymers controls the erosion of the disc. Future developments could include using the technology for controlled vaginal delivery of drugs.

PRODUCT DEVELOPMENT

Nanoparticle Aggregates

The focus of the product development activities with the nanoparticle aggregate technology is the development of a range of wound care products. The initial product, without a drug incorporated, has been developed through production scale-up. Terminal sterilization studies have been completed and the necessary toxicology studies to market the product are currently being concluded. Pre-clinical studies in a skin graft donor site model have been conducted which indicate that compared with a commercial dressing used extensively in this indication the nanoparticle dressing significantly enhances healing. It is anticipated that this dressing should be commercially available in the United States in the second quarter of 2007.

Development work has commenced to incorporate drugs, growth factors and hemostatic agents into the wound care dressing. Initial studies indicate that antibiotics can be released over a 21 day period which inhibits a number of common bacteria found in clinical settings. A silver containing compound has been incorporated into the dressing and compared with commercially available silver dressings in a porcine wound healing model. The results indicate that our nanoparticle dressing accelerates healing relative to the commercially available silver dressing. The nanoparticle dressing has been combined with bovine collagen and tested in a pre-clinical porcine chemical burn model. When compared to a commercially available dressing changed daily, a single application of the nanoparticle wound care dressing incorporating collagen, reduced healing time by approximately 50 percent. Growth factors including VEGF and PDGF have been incorporated in the dressing and studies conducted in a pre-clinical porcine wound care model. The initial results indicate that the nanoparticle aggregate technology could be an effective device to deliver growth factors, with the studies demonstrating that wound healing is accelerated at lower doses of the growth factor.

The company has developed prototype nanoparticle aggregate material for the breast implant and dermal filler applications. Further development of these applications is dependent on securing a strategic development and marketing partner.

Adhesive Film Technology

Product development and production scale-up to 10% of commercial production scale has been completed for both OraDisc A and OraDisc B. The commercial packaging equipment to cost effectively produce the product has now been ordered. The company anticipates that both products will be marketed in the United States in the second half of 2007. In conjunction with a development partner an additional product has advanced through initial production scale-up and will be tested in consumer trials in 2007.

Advanced prototypes for tooth whitening, remineralization and desensitization have been developed to a position that further development activities will be conducted if a marketing and development partnership is established. Current development activities are focused on the development of prototypes for evaluation by potential corporate partners.

CLINICAL STUDIES

To support the marketing of the Company’s initial wound care product a clinical study program is scheduled to commence in the first quarter of 2007. Three studies are initially planned. Two studies at different clinical sites will evaluate the nanoparticle aggregate wound dressing on skin graft donor sites compared with a commercially available product. An additional study will be conducted to determine the potential use of the dressing in burn patients requiring physical therapy on joints, assessing the possibility to leave the dressing in place during this activity. Additional clinical studies are planned to support marketing activities and expand the usage of the dressing to the chronic wound market including diabetic foot ulcers, pressure sores and venous ulcers.

COMMERCIALIZATION STRATEGY

Nanoparticle Aggregates

In the area of wound care in the United States the Company plans to establish a sales and marketing capability to market products to the acute wound market which includes burns, traumatic wounds and military applications. This would entail marketing to burn care centers and level I and II trauma centers of which there are approximately 500. To effectively market to the chronic wound care market we will require a marketing partner. This market, which includes diabetic foot ulcers, pressure sores and venous ulcers, requires marketing to nursing homes, podiatrists, home health care agencies and wound care clinics, which would need to be serviced by a large sales organization. If a marketing partner is also interested in marketing to the acute care market, based on the economics of this opportunity, the potential to expand the collaboration would be considered. In international markets both out-licensing and joint ventures are being evaluated. For both aesthetic augmentation applications, dermal fillers and breast implants, a strategic development and marketing partner is required to commercialize these potential products.

Adhesive Film Technology

The Company plans to out-license all applications of our adhesive film technology to companies with expertise in consumer pharmaceuticals, dental products and prescription pharmaceuticals.

BUSINESS DEVELOPMENT

The Company has an active out-licensing program. Currently the Company is in discussions with numerous pharmaceutical, dental, dermatology, veterinary and wound care companies. Discussions are at an advanced stage to out-license the following opportunities:

▪	Marketing rights to OraDisc B in Europe (A potential European partner has announced a non-binding agreement to license this opportunity)
▪	Marketing rights to OraDisc B for the United States and Canadian markets
▪	The establishment of a joint venture to market wound care products in Europe

Additionally, the Company has numerous ongoing discussions at various stages from initial evaluation to consumer testing for the following opportunities:

▪	Use of the nanoparticle aggregate technology as a breast implant material
▪	Use of the nanoparticle aggregate material as a dermal filler
▪	Wound care applications of the nanoparticle aggregate technology for the global market
▪	Use of the nanoparticle aggregate material to deliver growth factors for wound care indications
▪	Dental applications of the adhesive film technology
▪	A specific oral application of the adhesive film technology
▪	Veterinary applications of the nanoparticle aggregate technology

The Company also has numerous advanced discussions to form development partnerships for the following opportunities:

▪	Use of the adhesive film technology for consumer pharmaceutical applications
▪	Use of a gel formulation of the nanoparticle aggregate technology for consumer pharmaceutical applications
▪	Use of a gel formulation of the nanoparticle aggregate technology for dermatology applications

REVENUE PROJECTIONS

Revenue in 2007 is projected to be in the range of $10-15 million. This revenue is projected to come from some or all of the following sources:

▪	Royalties and out-licensing revenues from Zindaclin, our acne product
▪	Royalties and out-licensing revenues from the launch of OraDisc A in the United States
▪	Royalties from the sales of Aphthasol, our canker sore product
▪	Royalties and out-licensing revenues from the launch of OraDisc B in the United States
▪	Out-licensing revenues from licensing of OraDisc B in Europe
▪	Revenues from the establishment of international marketing partnerships for the commercialization of the nanoparticles wound dressing
▪	Revenues from the establishment of partnerships in the United States to market dental products
▪	Sponsored research and development payments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU INC.

Date: December 13, 2006	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Chief Financial Officer and Treasurer